EXHIBIT 99
MSHA CITATIONS AND LITIGATION
On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act (the Dodd-Frank Act) was enacted. Section 1503 of the Dodd-Frank Act requires companies that are “operators” (as such term is defined in the Federal Mine Safety and Health Act of 1977 (the Mine Act)) to disclose certain mine safety information in each periodic report to the Securities and Exchange Commission. This information is related to the enforcement of the Mine Act by the Mine Safety and Health Administration (MSHA).
The Dodd-Frank Act requires disclosure of the following categories of violations, orders and citations: (1) Section 104 S&S Citations, which are citations issued for violations of mandatory health or safety standards that could significantly and substantially contribute to the cause and effect of a mine safety or health hazard; (2) Section 104(b) Orders, which are orders issued upon a follow up inspection where the inspector finds the violation previously cited has not been totally abated in the prescribed time period; (3) Section 104(d) Citations and Orders, which are issued upon violations of mandatory health or safety standards caused by an unwarrantable failure of the operator to comply with the standards; (4) Section 110(b)(2) Violations, which result from the reckless and repeated failure to eliminate a known violation; (5) Section 107(a) Orders, which are given when MSHA determines that an imminent danger exists and results in an order of immediate withdrawal from the area of the mine affected by the condition; and (6) written notices from MSHA of a pattern of violations of mandatory health or safety standards that are of such nature as could have significantly and substantially contributed to the cause and effect of mine health or safety hazards under Section 104(e). In addition, the Dodd-Frank Act requires the disclosure of the total dollar value of proposed assessments from MSHA under the Mine Act and the total number of mining related fatalities.
The following disclosures are made pursuant to Section 1503.
During the three months ended September 30, 2011, none of our operations: (i) received Section 104(b) Orders; (ii) had any flagrant violations under Section 110(b)(2); (iii) received Section 107(a) Orders; (iv) received notice from MSHA of a pattern of violations of mandatory health or safety standards under Section 104(e); or (v) had any mining-related fatalities.
Exhibit 99

The table below sets forth, by mine, the total number of citations and/or orders issued to us by MSHA during the period covered by this report under the indicated provisions of the Mine Act, together with the total dollar value of proposed assessments, if any, from MSHA, received during the three months ended September 30, 2011. We received 126 federal mine safety inspections at 110 of our 263 active MSHA-regulated facilities during the reporting period. Of the 110 inspected operations, 100 did not receive any reportable citations or orders.

							Total Dollar		Received
							Value of		Written
				Mine Act			Proposed	Total	Notice
		Total		§ 104(d)			MSHA	Number	under
		Number	Mine Act	Citations	Mine Act §	Mine Act	Assessments	of Mining	Mine Act
	Number of	of S&S	§ 104(b)	and	110(b)(2)	§ 107(a)	(dollars in	Related	§ 104(e)
Name of Operation	Inspections	Citations	Orders	Orders	Violations	Orders	thousands)	Fatalities	(yes/no)
Bartlett Quarry UG, Bluff City, IL	1	2	0	0	0	0	0	0	No
Eastland Stone, TX	1	1	0	0	0	0	0	0	No
Ft Pierce Quarry, FL	2	1	0	0	0	0	0	0	No
Graham Virginia, Occoquan Quarry, VA	1	1	0	0	0	0	0.7	0	No
Kodak Quarry, TN	1	1	0	2	0	0	0	0	No
Lawrenceville Quarry, VA	1	1	0	0	0	0	0	0	No
Manassas Quarry, VA	2	1	0	0	0	0	0	0	No
Notasulga Quarry, AL	3	2	0	0	0	0	0	0	No
Shelbyville Quarry, TN	1	1	0	0	0	0	0	0	No
TSB Cement Plant, FL	1	1	0	0	0	0	1.8	0	No
Other Operations - 100	112	0	0	0	0	0	0	0	No
Total	126	12	0	2	0	0	2.5	0

The total dollar value of proposed assessments received during the three and nine months ended September 30, 2011 for all other citations, as well as proposed assessments received during the reporting period for citations previously issued, are $15,682 and $145,727, respectively.
The table below sets forth, by mine, the pending legal actions filed before the Federal Mine Safety and Health Review Commission during the three months ended September 30, 2011. We initiated each of these actions in order to contest the appropriateness of citations issued.

Name of Operation	State	Case Type	Action Type	Date Case Filed
Grand Rivers Quarry	KY	Contest Penalty	104(a); 104(a) S&S	07/07/2011
Mecklenburg Quarry	VA	Contest Penalty	104(a)	07/15/2011
Sweet Water Quarry	TN	Contest Penalty	104(a) S&S	07/26/2011
Athens Quarry	TN	Contest Penalty	104(a) S&S; 104(g)(1) S&S	07/26/2011
New Bristol Quarry	TN	Contest Penalty	104(a) S&S	07/26/2011
Cleveland Quarry	TN	Contest Penalty	104(a)	07/26/2011
Pineville Quarry	NC	Contest Penalty	104(a)	07/26/2011
Spruce Pine Quarry	NC	Contest Penalty	104(a) S&S	07/26/2011
Lemont Quarry UG	IL	Contest Penalty	104(a)	08/04/2011
LaGrange Quarry	GA	Contest Penalty	104(a)	08/23/2011
Jack Quarry	VA	Contest Penalty	104(a)	08/24/2011
Puddledock Sand & Gravel	VA	Contest Penalty	104(a) S&S	08/24/2011
Richmond Quarry	VA	Contest Penalty	104(a)	08/24/2011
Pocomoke City Sand & Gravel	MD	Contest Penalty	104(a)	08/24/2011
Bartlett Quarry UG, Bluff City	IL	Contest Penalty	104(a)	09/07/2011
Tampa Cement Grinding Plant	FL	Contest Penalty	104(a) S&S	09/16/2011
TSB Cement Plant	FL	Contest Penalty	104(a) S&S	09/16/2011
Francesville Quarry	IN	Contest Penalty	104(a)	09/22/2011
Childersburg Quarry	AL	Contest Penalty	104(a)	09/22/2011
Enka Quarry	NC	Contest Penalty	104(a)	09/22/2011
South Russellville Quarry	AL	Contest Penalty	104(a)	09/26/2011
Ellijay Quarry	GA	Contest Penalty	104(a)	09/26/2011
Columbia Quarry UG	TN	Contest Penalty	104(a); 104(a) S&S	09/26/2011

Exhibit 99